Exhibit 99.1

Citrix Reports Third Quarter Financial Results

Quarterly Revenue of $641 Million, up 13 Percent Year-over-Year

Third Quarter GAAP Diluted Earnings Per Share of $0.41

Third Quarter Non-GAAP Diluted Earnings Per Share of $0.68

Deferred Revenue of $1.05 Billion up 26 Percent Year-over-Year

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 24, 2012--Citrix (NASDAQ:CTXS) today reported financial results for the third quarter of fiscal 2012 ended September 30, 2012.

FINANCIAL RESULTS

In the third quarter of fiscal 2012, Citrix achieved revenue of $641 million, compared to $565 million in the third quarter of fiscal 2011, representing 13 percent revenue growth.

GAAP Results

Net income for the third quarter of fiscal 2012 was $78 million, or $0.41 per diluted share, compared to $92 million, or $0.49 per diluted share, for the third quarter of 2011.

Non-GAAP Results

Non-GAAP net income in the third quarter of fiscal 2012 was $128 million, or $0.68 per diluted share, compared to $121 million, or $0.64 per diluted share, for the third quarter of 2011. Non-GAAP net income excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses, and the tax effects related to these items.

“We executed well in Q3 in spite of the macro factors creating heightened uncertainty around IT spending,” said Mark Templeton, president and chief executive officer for Citrix. “We continue to see a fundamental transformation of IT taking place. And Citrix remains in a great position as customers prioritize their investments for a world shaped by mobile workstyles and cloud services.”

Q3 Financial Summary

In reviewing the results from the third quarter of 2012, compared to the third quarter of 2011:

  Product and licenses revenue increased 1 percent;
  Software as a service revenue increased 18 percent;
  Revenue from license updates and maintenance increased 19 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 34 percent;
  Revenue increased in the EMEA region by 20 percent, increased in the Pacific region by 17 percent, and increased in the America’s region by 7 percent;
  Deferred revenue totaled $1.05 billion, compared to $834 million as of September 30, 2011;
  Cash flow from operations was $181 million, compared with $188 million in the third quarter of 2011;
  GAAP operating margin was 13 percent for the quarter and non-GAAP operating margin was 24 percent for the quarter, excluding the effects of amortization of acquired intangible assets and stock-based compensation expenses; and
  The company repurchased 1.0 million shares at an average price of $76.28.

Financial Outlook for Fourth Quarter 2012

Citrix management expects to achieve the following results during its fourth fiscal quarter of 2012 ending December 31, 2012:

  Net revenue is targeted to be in the range of $700.0 million to $710.0 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.55 to $0.57. Non-GAAP diluted earnings per share is targeted to be in the range of $0.83 to $0.85, excluding $0.17 related to the effects of amortization of acquired intangible assets, $0.22 related to the effects of stock-based compensation expenses, and $(0.09) to $(0.13) for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2012

Citrix management expects to achieve the following results during fiscal year 2012 ending December 31, 2012:

  Net revenue is targeted to be in the range of $2.55 billion to $2.56 billion.
  GAAP diluted earnings per share is targeted to be in the range of $1.81 to $1.83. Non-GAAP diluted earnings per share is expected to be in the range of $2.80 to $2.82, excluding $0.61 related to the effects of amortization of acquired intangible assets, $0.79 related to the effects of stock-based compensation expenses, and $(0.39) to $(0.43) for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Preliminary Outlook for Fiscal Year 2013

The company’s preliminary outlook for the full fiscal year 2013 is for net revenue to grow by approximately 14%. In addition, Citrix management is targeting an approximately 50 basis point expansion in Non-GAAP operating margins from 2012 levels. Non-GAAP operating margin excludes the effects of amortization of acquired intangible assets and stock-based compensation expense.

These statements are based on current targets and forward-looking, and actual results may differ materially.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available by dialing (855) 859-2056 or (404) 537-3406 (passcode required: 36764318).

About Citrix

Citrix (Nasdaq:CTXS) transforms how businesses and IT work and people collaborate in the cloud era. With market-leading cloud, collaboration, networking and virtualization technologies, Citrix powers mobile workstyles and cloud services, making complex enterprise IT simpler and more accessible for 260,000 organizations. Citrix products touch 75 percent of Internet users each day and it partners with more than 10,000 companies in 100 countries. Annual revenue in 2011 was $2.21 billion. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Fourth Quarter 2012, Financial Outlook for Fiscal Year 2012 and Preliminary Outlook for Fiscal year 2013 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels and ability of markets for these products to become mainstream and sustain growth; the company's product concentration and its ability to develop and commercialize new products and services, including XenDesktop and its other virtualization, networking and cloud offerings, while maintaining sales of its established products, especially XenApp; disruptions due to changes in key personnel and succession risks; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's ability to develop virtualization, networking, cloud platform and collaboration products; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions (including its recently completed acquisition of Bytemobile), including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the management of expenses associated with anticipated future growth; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of customer data stored by our services, including in an environment of anticipated higher demand; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition, including with respect to XenDesktop and SaaS business models, or those of its competitors; charges in the event of the impairment of acquired assets, investments or licenses; competition, international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Product and licenses	$195,690	$193,880	$561,971	$515,466
Software as a service	129,659	109,558	375,902	315,809
License updates and maintenance (a)	285,051	238,710	822,113	691,771
Professional services (a)	31,022	23,200	86,141	63,980
Total net revenues	641,422	565,348	1,846,127	1,587,026

Cost of net revenues:
Cost of product and licenses revenues	24,218	22,345	63,876	54,834
Cost of services and maintenance revenues (b)	58,920	42,665	166,328	116,745
Amortization of product related intangible assets	22,930	14,679	56,565	39,920
Total cost of net revenues	106,068	79,689	286,769	211,499
Gross margin	535,354	485,659	1,559,358	1,375,527

Operating expenses:
Research and development (b)	114,713	96,676	328,363	278,598
Sales, marketing and services (b)	263,136	223,967	773,732	640,907
General and administrative (b)	65,252	55,907	186,407	162,970
Amortization of other intangible assets	9,838	4,430	25,499	11,876
Restructuring	-	-	-	24
Total operating expenses	452,939	380,980	1,314,001	1,094,375

Income from operations	82,415	104,679	245,357	281,152

Other income (loss), net	8,483	(1,861)	15,636	10,799
Income before income taxes	90,898	102,818	260,993	291,951

Income tax expense	12,653	10,642	22,475	45,020
Net income	78,245	92,176	238,518	246,931
Net loss attributable to non-controlling interest	-	-	-	692
Net income attributable to Citrix Systems, Inc.	$78,245	$92,176	$238,518	$247,623

Earnings per common share – diluted	$0.41	$0.49	$1.26	$1.30
Weighted average shares outstanding – diluted	189,671	189,730	189,282	191,155

Certain fiscal 2012 reclassifications have been reflected retroactively to provide comparability.

(a) During the first quarter of 2012, Citrix reviewed the presentation of its Condensed Consolidated Statements of Income and adopted a revised presentation, which the company believes is more comparable to those presented by other companies in the industry. As a result, technical support, hardware maintenance and software updates revenues, which were previously presented in Technical Services and License Updates are classified together as License Updates and Maintenance. A corresponding change was made to rename Cost of Services Revenues to Cost of Services and Maintenance Revenues; however, there was no change in classification. Product training, certification and consulting services, which were previously presented in Technical Services, are classified together as Professional Services. Product Licenses has been renamed to Product and Licenses to more appropriately describe its composition of both software and hardware; however, there was no change in classification. The classification of Software as a Service remains unchanged. This change in manner of presentation does not affect the Company's total net revenues, total cost of net revenues or gross margin.

Conforming changes related to (a) have been made for the prior period presented, as follows:

		Three Months Ended September 30, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Revenues:			Revenues:
License updates	$187,169	$51,541	License updates and maintenance (2)	$238,710
Technical services (1)	74,741	(51,541)	Professional services (3)	23,200
Total	$261,910	$-	Total	$261,910

		Nine Months Ended September 30, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Revenues:			Revenues:
License updates	$548,920	$142,851	License updates and maintenance (2)	$691,771
Technical services (1)	206,831	(142,851)	Professional services (3)	63,980
Total	$755,751	$-	Total	$755,751

(1) Technical services revenue was comprised of hardware maintenance, consulting services, product training and certification and technical support.

(2) License updates and maintenance is comprised of license updates, hardware and software maintenance and technical support.

(3) Professional services is comprised of consulting services and product training and certification.

(b) During the first quarter of 2012, Citrix revised its methodology for allocating certain IT support costs to more closely align these costs to the employees directly utilizing the related assets and services. As a result, certain IT support costs have been reclassified from general and administrative expenses to cost of services and maintenance revenues, research and development expenses and sales, marketing and services expenses based on the headcount in each of these functional areas. This change in manner of presentation does not affect the company's income from operations or cash flows. Conforming changes related to (b) have been made for the prior period presented, as follows:

		Three Months Ended September 30, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Cost of services revenues	$39,711	$2,954	Cost of services and maintenance revenues	$42,665
Research and development	88,933	7,743	Research and development	96,676
Sales, marketing and services	212,985	10,982	Sales, marketing and services	223,967
General and administrative	77,586	(21,679)	General and administrative	55,907
Total	$419,215	$-	Total	$419,215

		Nine Months Ended September 30, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Cost of services revenues	$108,283	$8,462	Cost of services and maintenance revenues	$116,745
Research and development	254,963	23,635	Research and development	278,598
Sales, marketing and services	606,587	34,320	Sales, marketing and services	640,907
General and administrative	229,387	(66,417)	General and administrative	162,970
Total	$1,199,220	$-	Total	$1,199,220

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	September 30, 2012	December 31, 2011
ASSETS:
Cash and cash equivalents	$324,127	$333,296
Short-term investments	358,920	406,461
Accounts receivable, net	456,545	484,431
Inventories, net	10,961	8,507
Prepaid expenses and other current assets	124,723	95,419
Current portion of deferred tax assets, net	44,238	44,916
Total current assets	1,319,514	1,373,030

Long-term investments	723,205	737,844
Property and equipment, net	295,934	277,429
Goodwill	1,504,373	1,239,120
Other intangible assets, net	575,024	343,372
Long-term portion of deferred tax assets, net	3,372	67,479
Other assets	67,731	61,267
Total assets	$4,489,153	$4,099,541

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$68,214	$58,034
Accrued expenses and other current liabilities	234,763	223,136
Current portion of deferred tax liabilities, net	102	79,318
Current portion of deferred revenues	862,795	818,642
Total current liabilities	1,165,874	1,179,130

Long-term portion of deferred revenues	190,358	141,241
Long-term portion of deferred tax liabilities, net	67,358	20,247
Other liabilities	29,525	28,433

Stockholders' equity:
Common stock	287	283
Additional paid-in capital	3,643,127	3,385,053
Retained earnings	2,449,989	2,211,471
Accumulated other comprehensive loss	(10,133)	(11,561)
Less – common stock in treasury, at cost	(3,047,232)	(2,854,756)
Total stockholders' equity	3,036,038	2,730,490
Total liabilities and stockholders’ equity	$4,489,153	$4,099,541

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012
OPERATING ACTIVITIES
Net Income	$78,245	$238,518
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	58,710	154,055
Stock-based compensation expense	40,103	108,922
Provision for accounts receivable allowances	2,709	9,532
Other non-cash items	(7,803)	(13,952)
Total adjustments to reconcile net income to net cash provided by operating activities	93,719	258,557

Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(414)	70,485
Inventory	(3,108)	(2,163)
Prepaid expenses and other current assets	4,644	(27,114)
Other assets	3,206	2,392
Deferred tax assets, net	(3,778)	11,142
Accounts payable	(10,206)	(7,051)
Accrued expenses and other current liabilities	13,218	18,226
Deferred revenues	4,336	72,816
Deferred tax liabilities, net	991	(43,733)
Other liabilities	139	(269)
Total changes in operating assets and liabilities, net of the effects of acquisitions	9,028	94,731
Net cash provided by operating activities	180,992	591,806

INVESTING ACTIVITIES
(Purchases) proceeds from available-for-sale investments, net	(339,809)	58,033
Proceeds from sales of cost method investments	14,938	21,413
Purchases of property and equipment	(36,043)	(87,290)
Purchases of other assets	(2,602)	(5,149)
Cash paid for acquisitions, net of cash acquired	(405,969)	(488,347)
Cash paid for licensing and core technology	(2,277)	(14,277)
Other	3,450	3,450
Net cash used in investing activities	(768,312)	(512,167)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans
compensation plans	34,307	95,796
Repayment of acquired debt	(16,609)	(24,346)
Excess tax benefit from exercise of stock options	7,997	31,976
Stock repurchases, net	(77,417)	(192,475)
Other	-	1,050
Net cash used in financing activities	(51,722)	(87,999)
Effect of exchange rate changes on cash and cash equivalents	1,329	(809)
Change in cash and cash equivalents	(637,713)	(9,169)
Cash and cash equivalents at beginning of period	961,840	333,296
Cash and cash equivalents at end of period	$324,127	$324,127

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets, stock-based compensation expenses and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets , additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation

(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended September 30,
	2012
GAAP operating margin	12.9%
Add: stock-based compensation	6.2%
Add: amortization of product related intangible assets	3.6%
Add: amortization of other intangible assets	1.5%
Non-GAAP operating margin	24.2%

	Three Months Ended September 30,
	2012	2011
GAAP net income	$78,245	$92,176
Add: stock-based compensation	40,103	24,954
Add: amortization product related intangible assets	22,930	14,679
Add: amortization of other intangible assets	9,838	4,430
Less: tax effects related to above items	(22,934)	(15,665)
Non-GAAP net income	$128,182	$120,574

	Three Months Ended September 30,
	2012	2011
GAAP earnings per share – diluted	$0.41	$0.49
Add: stock-based compensation	0.21	0.13
Add: amortization of product related intangible assets	0.12	0.08
Add: amortization of other intangible assets	0.05	0.02
Less: tax effects related to above items	(0.11)	(0.08)
Non-GAAP earnings per share – diluted	$0.68	$0.64

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended	For the Twelve Months Ended
	December 31,	December 31,
	2012	2012
GAAP earnings per share - diluted	$0.55 to $0.57	$1.81 to $1.83
Add: adjustments to exclude the effects of amortization of intangible assets	0.17	0.61
Add: adjustments to exclude the effects of expenses related to stock-based compensation

	0.22	0.79
Less: tax effects related to above items	(0.09) to (0.13)	(0.39) to (0.43)
Non-GAAP earnings per share - diluted	$0.83 to $0.85	$2.80 to $2.82

CONTACT:
Citrix
For media inquiries, contact:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com